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                                                             License #: 9603211

                           SOFTWARE LICENSE AGREEMENT

This Agreement is made by and between GemStone Systems, Inc. ("GEMSTONE"), an Oregon corporation, and the Licensee, each being identified and having a place of business as given on the Software Order Form.

1.    DEFINITIONS

As used herein, the terms set forth below shall have the following respective meanings:

1.1   "GEMSTONE" shall mean GemStone Systems, Inc., an Oregon corporation.

1.2   "LICENSEE" shall mean the entity identified on the Software Order Form.

1.3 "SOFTWARE PRODUCTS" shall mean the products identified in the Product Description on the Software Order Form in the form delivered by GEMSTONE, together with other products subsequently licensed to Licensee by GEMSTONE, and all updates of the same provided to Licensee by GEMSTONE.

1.4 "TECHNICAL DATA" shall mean manuals, specifications and other written materials and verbal or written communication via FAX, telephone, electronic or other methods provided to Licensee by GEMSTONE in connection with the Software Products.

1.5 "NAMED USER" shall mean a specific individual employed by Licensee who is individually authorized to use the Software Products as specified on the Software Order Form.

1.6 "CONCURRENT USER" shall mean an individual employed by Licensee who is authorized to use the Software Products concurrently with other employees of Licensee as part of a group of users which shall not exceed the number set forth on the Software Order Form.

1.7 "NAMED DEVELOPER" shall mean an individual employed by Licensee who is individually authorized to use the Software Products, and to develop the Software Products as specified in Section 5.2 of this Agreement, as specified on the Software Order Form.

2.    LICENSE GRANT

2.1 GEMSTONE hereby grants to Licensee, and Licensee hereby accepts from GEMSTONE, a non-exclusive license, without right to sublicense, to use the Software Products and Technical Data; provided, however, that such use of the Software Products shall be limited to use by the users described on the Software Order Form, as amended from time to time by written agreement between Licensee and GEMSTONE, and provided that Licensee is current on payment of all license fees.

2.2 The Software Order Form includes a description of the maximum number of individuals whom Licensee may allow to use the Software Products, either individually in the case of Named Users or Named Developers or as part of a group of other employees in the case of Concurrent Users. Licensee shall not allow the use of the Software Products except on equipment owned or leased by Licensee for Licensee's business purposes. Licensee shall not allow the use of the Software Products by any users not authorized under this Agreement without first notifying GEMSTONE and paying any additional charges pursuant to GEMSTONE's then current price list.

3.    OWNERSHIP

3.1 Title to and ownership of Software Products, including all copies thereof, and all rights therein including trade secrets, patents, and copyrights, shall remain with GEMSTONE. No title or ownership of Software Products or any part or modification thereof is transferred to Licensee.

4.    PROPRIETARY NOTICES

4.1 Licensee shall not remove or alter GEMSTONE's ownership, trademark, copyright, or other proprietary notices on Software Products or Technical Data.

4.2 Where applicable, the Software Products and Technical Data shall be marked with an appropriate legend under the Federal Acquisition Regulations
(FAR) or other similar regulations.

5.    USE RESTRICTIONS

5.1 Licensee shall not modify, adapt, translate, reverse engineer, decompile, or disassemble Software Products. Licensee agrees not to develop derivative works which are intended to be functionally equivalent substitutes for the Software Products or any part thereof.

5.2 Notwithstanding the foregoing, Licensee may, through Named Developers only, modify the Software Products to the extent necessary in connection with Licensee's creation of applications for the Software Products, provided that such permitted modifications shall be for Licensee's internal use only, and Licensee shall not sell, distribute or otherwise provide access to such modifications to any third party. Such permitted modifications shall be deemed to be part of the Software Products which may be used by Licensee only in accordance with this Agreement. GEMSTONE shall be the sole owner of any modifications to the Software Products.

6.    COPY RESTRICTIONS

6.1 Licensee shall not copy Software Products or Technical Data except as required for use of the Software Products as provided in this Agreement, and for archival storage to assure against loss. Licensee must reproduce and include the GEMSTONE copyright notice and other proprietary notices on each archival copy. In no event shall Licensee provide copies of, or access to, the Software Products or Technical Data to any third party.

7.    KEY FILES

7.1 Licensee acknowledges that the Software Products licensed hereunder contain Key Files which are a form of disabling code. For the purpose of this paragraph, "disabling code" means computer code which interferes with the normal operation of the Software Products in order to prevent unauthorized use of the Software Products. At the request of Licensee, GEMSTONE will provide reasonable advice and assistance to Licensee with respect to any Key File in order to ensure that the existence of such code does not interfere with Licensee's authorized use of the Software Products.

8.    CONFIDENTIALITY

8.1 Licensee understands and acknowledges that it will receive confidential information from GEMSTONE in connection with this Agreement, including without limitation the Technical Data and other information related to the Software Products which is marked as "confidential" by GEMSTONE. Licensee shall not disclose such information to any third party, except for its employees with a need for access to the information, or use the information for any purpose not contemplated or permitted under this Agreement, Licensee shall take reasonable steps to insure that its employees who receive the information understand and acknowledge the obligations of confidentiality. The obligations of confidentiality imposed upon Licensee under this Agreement shall survive the termination or cancellation of this Agreement. If an employee, former employee or any other person affiliated with Licensee breaches the obligations of confidentiality provided for in this section, Licensee agrees to give GEMSTONE reasonable assistance in enforcing its rights against such person.

8.2 Notwithstanding the foregoing, Licensee shall have no obligation to hold any information in confidence to the extent that Licensee can show by documentary evidence that such information: (a) is already known to Licensee at the time it is obtained by Licensee from GEMSTONE, free from any obligations to hold such information in confidence; (b) is or becomes publicly known through no wrongful act of Licensee; (c) is rightfully received from a third party without restriction and without breach of any obligation to GEMSTONE or its suppliers; or (d) is independently developed by Licensee without use of any confidential information of GEMSTONE or its suppliers.

9.    PAYMENT

9.1 Full payment is due within 30 days from the date Licensee receives proper invoice for the Software Products or Technical Data to Licensee. All amounts are payable in U.S. Dollars by check or money order payable to GemStone Systems, Inc. All taxes, duties and fees, if any, are to be paid by Licensee, except for taxes on the income or revenue of GEMSTONE. GEMSTONE reserves the right to modify the credit terms applicable to this Agreement at any time.

10.   TERM AND TERMINATION

10.1 The term of this Agreement shall commence on the date indicated in the Software Order Form and shall continue until terminated pursuant to this
Section 10.

10.2 Either party may, by written notice, terminate this Agreement if the other party fails to remedy any default under this Agreement within 30 days of receipt of written notice specifying such default.

10.3 Upon termination of this Agreement for any reason, all licenses granted hereunder shall terminate, and Licensee shall immediately cease use of and shall return to GEMSTONE all copies of the Software Products and Technical Data.

11.   SHIPMENT

11.1 GEMSTONE shall ship Software Products or Technical Data ordered by Licensee as soon as practical after acceptance of Licensee's order. All shipments of Software Products and Technical Data shall be F.O.B. Beaverton, OR, and the risk of loss shall pass to Licensee upon delivery to the carrier. When an order is not accompanied by shipping instructions, GEMSTONE shall select the carrier. In no case shall GEMSTONE assume any liability in connection with the shipment nor shall the carrier be construed as an agent for GEMSTONE. GEMSTONE shall not be liable for any damages or penalties for delivery delays due to causes beyond its reasonable control. All shipping, handling, and insurance charges, if any, are to be paid by Licensee.

11.2 Each offer placed by Licensee for Software Products or Technical Data shall be deemed to incorporate all of the terms and conditions of this Agreement.

12.   SUPPORT

12.1 Updates and support to the Software Products will be subject to a separate Software Maintenance Agreement.

13.   WARRANTY; LIMITATION OF LIABILITY



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13.1  GEMSTONE warrants that Software Products will perform substantially in accordance with published specifications for a period of 30 days after the date the Software Products have been shipped to Licensee (hereinafter "Warranty Period"). This warranty applies only to the initial delivery of Software Products under this Agreement. This warranty shall not apply to (a) updates to or additional copies of the Software Products, (b) expansion of the number of users, or (c) subsequent offerings of the Software Products unless GEMSTONE designates a subsequent offering as a new product subject to this warranty.

13.2 During the Warranty Period, GEMSTONE shall attempt, without charge, to diagnose, verify and correct errors or defects in the Software Products that are identified in writing by notice to GEMSTONE, and any corrections for errors or defects may, at GEMSTONE's election, be corrected by the delivery of modifications to the Software Products or Instructions on how to avoid the error or defect.

13.3 GEMSTONE's warranty and software maintenance obligations shall not apply with respect to problems caused by modifications to the Software Products made by Licensee.

13.4 GEMSTONE's liability to the Licensee for all damages, costs, claims, or demands incurred or suffered by or awarded against Licensee arising directly or indirectly out of the performance or any breach of this license shall in no event exceed the total amount paid to GEMSTONE under the License.

13.5 THIS WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES AND CONDITIONS, EXPRESSED OR IMPLIED, INCLUDED BUT NOT LIMITED TO, ANY WARRANTY OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. GEMSTONE SHALL NOT BE RESPONSIBLE TO LICENSEE OR TO ANY THIRD PARTY FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHETHER IN CONTRACT OR TORT, DUE TO ANY FORESEEN OR UNFORESEEN CAUSE FROM LICENSEE'S OR ANY THIRD PARTY'S USE OR THE PERFORMANCE OF THE SOFTWARE PRODUCTS UNDER THIS AGREEMENT.

14.   INDEMNITY BY GEMSTONE

14.1 GEMSTONE agrees to indemnify Licensee, as limited by this paragraph, with respect to any suit, claim or proceeding brought against Licensee alleging that Licensee's use of the Software Products constitutes an infringement of any valid United States patent or copyright. GEMSTONE agrees to defend Licensee against any such claims and to pay litigation costs, reasonable attorney's fees, and damages awarded by a court of competent jurisdiction: if, and only if, Licensee promptly gives notice to GEMSTONE of any such suit, claim or proceeding and cooperates with GEMSTONE in the defense or settlement of such suit, claim or proceeding; and provided that GEMSTONE shall have sole control thereof.

14.2 If a claim or allegation is made, or in either party's judgment is likely to arise, Licensee agrees that GEMSTONE may, at GEMSTONE's option, (i) procure for Licensee the right to continue using the portion of the Software Product enjoined from use; (ii) replace or modify the Software Product so that Licensee's use is not subject to any such injunction: or (iii) accept return of the Software Product to GEMSTONE, and in the event of such return, refund the license fee paid for the Software Product. GEMSTONE shall have no further liability or obligations arising from patents or copyrights under this Agreement.

14.3 The indemnity obligations under this Section 14 shall not apply to claims to the extent that they arise from any modification or alteration of a Software Product by any party other than GEMSTONE.

14.4 The limitations in Section 13 shall not apply with respect to GEMSTONE's indemnity obligations under this Section 14.

15.   INDEMNITY BY LICENSEE

15.1 Licensee acknowledges that GEMSTONE has no knowledge of, or control over, the applications of the Software Products made by Licensee. Licensee agrees to defend, indemnify and hold GEMSTONE harmless with respect to any suit, claim or proceeding brought against GEMSTONE alleging that use by, or under authority of, Licensee of the Software Products caused personal injury, property damages, or economic loss.

16.   GENERAL

16.1 This Agreement and the other documents referred to in this Agreement constitute the entire agreement between the parties and supersedes all prior or contemporaneous agreements or representations, written or oral, concerning the subject matter of this Agreement. This Agreement may be amended only by a written instrument stating an intention to modify this Agreement and signed by a duly authorized representative of the party to be bound.

16.2 Failure by either party at any time to require performance by the other party or to claim a breach of any term or condition of this Agreement shall not be construed as affecting any subsequent breach or the right to require performance with respect thereto or to claim a breach with respect thereto.

16.3 This Agreement may not be assigned by Licensee without the prior written permission of GEMSTONE.

16.4 If any provision in this Agreement may be held to be invalid or unenforceable in any jurisdiction in which this Agreement is being performed, the meaning of such provision shall be construed so as to render it enforceable to the extent feasible. If no feasible interpretation would save such provision, it shall be severed from this Agreement and the remainder shall remain in full force and effect. However, in the event such provision is considered an essential element of this Agreement, the parties shall promptly negotiate alternative, reasonable equivalent, enforceable terms.

16.5 The rights and obligations of the parties and all interpretations and performance of this Agreement shall be governed in all respects by the laws of the Sate of Oregon without regard to rules concerning the conflict of laws.

16.6 Section headings are inserted for convenience only and shall not be used in any way to construe the terms of this Agreement.


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16.7  In the event that suit or other action is instituted to interpret or enforce this Agreement, the prevailing party shall be entitled to recover its attorney fees, including those incurred on appeal, as determined by the court.

16.8 For any Software Products acquired directly or indirectly on behalf of a unit or agency of the United States Government, this provision applies.

      A.   For civilian agencies: the Software Products
         (i) were developed at private expense, are existing computer software and no part of them were developed with government funds;
         (ii) are a trade secret of GEMSTONE for all purposes of the Freedom of Information Act;
         (iii) are "restricted computer software" submitted with restricted rights in accordance with subparagraphs (a) through (d) of the Commercial Software - Restricted Rights clause at 52.227-19 of the Federal Acquisition Regulations ("FAR") and its successors and as expressly stated in GEMSTONE's standard commercial agreement incorporated into the contract or purchase order between GEMSTONE and the government entity, except that the government agency shall not have the right to disclose the Software Products to support service Contractors or their subcontractors without GEMSTONE's prior written consent;
         (iv) in all respects are proprietary data of GEMSTONE; and
         (v) are unpublished and all rights are reserved under the copyright laws of the United States.
      B. For units of the Department of Defense ("DoD"): The Software Products are licensed only with "Restricted Rights" as that term is defined in the DoD Supplement to the FAR, clause 52.227-7013(c)(1)(ii), Rights in Technical Data and Computer Software and its successors, and use, duplication or disclosure is subject to the restrictions set forth therein, with the exception that the government agency shall not have the right to disclose the Software Products to subcontractors or agents of the government without GEMSTONE's written consent.

By executing this Agreement, the undersigned authorized representative of Licensee acknowledges that he or she has read and understands all these terms and conditions, and that he or she has the authority to enter into this Agreement on behalf of the Licensee.

LICENSEE:

/s/ Mary E. Drew
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Authorized Signature

Mary E. Drew
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Print Name

Negotiator
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Title

8/1/96
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Date

GEMSTONE:

/s/ Dan J. Ware
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Authorized Signature

Dan J. Ware
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Print Name

Sr. VP Worldwide Operations
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Title

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8/29/96
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Date